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                                                                  EXHIBIT 10.71


                           KNOLOGY, INC. SPIN-OFF PLAN

       WHEREAS, ITC Holding Company, Inc. ("ITC Holding") maintains the ITC Holding Company, Inc. Stock Option Plan, as amended and restated (the "ITC Option Plan");

       WHEREAS, in connection with the distribution ("Distribution") of KNOLOGY Series A Preferred Stock by ITC Holding on December 30, 1999, ITC Holding has determined that it is appropriate and desirable to adjust the outstanding and unexercised options granted under the ITC Option Plan (the "ITC Options") by reducing the exercise price of the ITC Options and also distributing options to purchase KNOLOGY Series A Preferred Stock (the "KNOLOGY Options");

       WHEREAS, the purpose of this adjustment is to account for the reduction in the fair market value of ITC Holding common stock as a result of the Distribution;

       WHEREAS, it is intended that this adjustment satisfy the requirements of
Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code");

       WHEREAS, KNOLOGY, Inc. ("KNOLOGY") will be the issuer of shares of Stock on exercise of the KNOLOGY Options, and, therefore, wishes to adopt this KNOLOGY Inc. Spin-Off Plan (the "Plan") pursuant to which the shares of Stock will be issued; and

       WHEREAS, the Plan is intended only for the KNOLOGY Options distributed in connection with the Distribution and no additional options shall be granted under this Plan.

       NOW, THEREFORE, BE IT RESOLVED, that KNOLOGY sets forth herein the terms of the Plan as follows:

Section 1. Except as provided in Sections 2 through 10 below, the terms of the Plan shall be identical to the terms of the ITC Option Plan, attached hereto as Exhibit A; provided, however, that the terms of the Plan shall be interpreted in a manner not inconsistent with the implementation of the Distribution of the KNOLOGY Options and the administration thereof.

Section 2.    The name of the Plan shall be the "KNOLOGY Spin-Off Plan".

Section 3. The Plan shall be effective as of December __, 1999, the date the Plan was approved by the Board of Directors of KNOLOGY.


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Section 4.    "Stock" shall mean the Series A Preferred Stock, par value $0.01, of KNOLOGY and any other capital stock of KNOLOGY into which such stock may be converted, or reclassified or that may be issued in respect of, in exchange for or in substitution of, such stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events (including automatic conversion of the Series A Preferred Stock pursuant to its terms).

Section 5. Notwithstanding anything else to the contrary contained in the Plan, if an Option is granted, assumed or modified pursuant to the Plan on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of ITC Holding or KNOLOGY, or other increase or decrease in such shares effected without receipt of consideration by ITC Holding or KNOLOGY, the Option Price payable with respect to shares that are subject to the Option may be less than the Fair Market Value of the shares to the extent necessary and appropriate to properly reflect the transaction.

Section 6. Only holders of outstanding but unexercised ITC Options who receive Options distributed in the Distribution occurring on or about December 30, 1999 are eligible to participate in the Plan.

Section 7. Solely for purposes of the Plan, an Optionee who is employed by or provides services to (1) ITC Holding, or (2) ITC/\DeltaCom, Inc. or any of their respective affiliates immediately following the Distribution and who continues to be employed by or provide services to such company or any of its affiliates following the Distribution shall not be considered to have terminated qualifying employment or service for purposes of the plan and options granted thereunder (including, without limitation, option exercise and vesting provisions).

Section 8. The number of shares of Stock reserved for issuance under the Plan is 6,258,036 shares, which is the number of shares of Stock available for issuance pursuant to the exercise of KNOLOGY Options distributed by ITC Holding in the Distribution to holders of ITC Options.

Section 9. The term "Optionee" shall mean a person who holds an Option issued under the Plan.

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Section 10.   The term "Company" shall KNOLOGY, Inc. and any successor to such corporation.

       IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan as of the __ day of December, 1999 to evidence its adoption of this Plan.

                                  KNOLOGY, INC.



                                  By:
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